Exhibit 99.1

Willis Towers Watson Reports Strong First Quarter Earnings

  Reported Revenues increased 4% over prior year first quarter
  Adjusted Revenues increased 2% over prior year first quarter (5% constant currency)
  Net Income increased 43.7% to $352 million or 15.2% of revenues from $245 million or 11.0% of revenues for the prior year first quarter
  Adjusted EBITDA increased 5.5% to $708 million or 30.5% of revenues as compared to $671 million or 29.6% of Adjusted Revenues for the prior year first quarter
  Diluted Earnings per Share increased 43% to $2.50 from $1.75 for the prior year first quarter
  Adjusted Diluted Earnings per Share increased 9% to $3.71 from $3.41 for the prior year first quarter

ARLINGTON, Va. and LONDON, May 04, 2017 (GLOBE NEWSWIRE) -- Willis Towers Watson (NASDAQ:WLTW) (the “Company”), a leading global advisory, broking and solutions company, today announced financial results for the first quarter of 2017, which ended March 31, 2017.

Total Revenues were $2.3 billion for the quarter, an increase of 4% as compared to $2.2 billion for the same period in the prior year. Adjusted Revenues, which include $32 million of revenue not recognized due to purchase accounting rules for the prior year first quarter, increased 2% (5% increase constant currency, 5% increase organic).

Net income attributable to Willis Towers Watson for the first quarter of 2017 was $344 million, an increase from $238 million for the prior-year first quarter. For the quarter, diluted earnings per share were $2.50, and adjusted diluted earnings per share were $3.71. Net income attributable to Willis Towers Watson and diluted earnings per share for the first quarter of 2017 include pre-tax $40 million of integration expenses and $27 million of restructuring costs. The U.S. GAAP tax rate for the quarter was 12% and the adjusted tax rate for the quarter used in calculating adjusted diluted earnings per share was 16%.

Net income for the first quarter of 2017 was $352 million, an increase from net income of $245 million for the prior-year first quarter. Adjusted EBITDA for the first quarter of 2017 was $708 million, or 30.5% of Total Revenues, an increase from Adjusted EBITDA of $671 million, or 29.6% of Adjusted Revenues, for the prior-year first quarter. The first quarter is a seasonally strong quarter due to the renewal periods for some lines of business.

“I’m very pleased with the first quarter results, and particularly pleased for our colleagues, who have worked with unwavering focus on our clients and in unifying and integrating Willis Towers Watson,” said John Haley, Willis Towers Watson’s chief executive officer. “There are fewer things more gratifying on a professional level than seeing hard work produce great results. As planned, our integration efforts remain on-going, and I expect that we will continue to navigate challenges over the next two years.  However, with the strong foundation of our core businesses and the opportunities of our integrated offerings, I remain confident we will achieve the potential we envisioned when creating Willis Towers Watson.”

First Quarter Company Highlights

Segment Highlights

Beginning in 2017, we made certain changes that affect our segment results. These changes, which are detailed in the Form 8-K filed with the SEC on April 7, 2017, include the realignment of certain businesses within our segments, as well as changes to certain allocation methodologies to better reflect the ongoing nature of our businesses. The prior period comparatives have been retrospectively adjusted to reflect our current segment presentation.

Human Capital & Benefits

For the quarter, the Human Capital & Benefits (“HCB”) segment had commissions and fees of $951 million, an increase of 3% (5% increase constant currency and 5% increase organic) from $926 million in the prior-year first quarter.  Retirement revenues increased in the first quarter led by Great Britain and Western Europe.  The demand for actuarial consulting projects and the timing of the European Easter holiday, which was observed in the first quarter of 2016, accounted for the increase.  Revenues increased in the Americas due to an increase in utilization.  Talent and Rewards experienced a large drop in revenues, primarily in the Rewards, Talent and Communication consulting business in North America.  The recent restructuring impacted this region the hardest, and as expected, external marketing efforts were impacted during this initiative, which resulted in a lower pipeline for the first quarter of 2017.  Healthcare consulting revenues were up significantly for all markets globally.  Revenue in the Technology and Administration business in Great Britain experienced growth as a result of new administration clients and project activity. The HCB segment had total revenues of $955 million, which includes interest and other income, and an operating margin of 37%.

Corporate Risk & Broking

For the quarter, the Corporate Risk & Broking (“CRB”) segment had commissions and fees of $650 million, an increase of 1% (3% constant currency increase and 3% organic increase) from $641 million in the prior-year first quarter. International led revenue growth, primarily due to regulatory changes, which brought forward business into the first quarter of 2017. Additionally, China and Hong Kong delivered significant new business.   Western Europe also had strong organic growth, primarily in Southern Europe and France, as a result of new business wins.  Great Britain grew slightly as a result of P&C growth and weaker comparables.   North America organic revenue declined slightly, reflecting the strong first quarter in 2016, and while the pipeline is growing, there was a shortfall of contracted new business.  The CRB segment had total revenues of $655 million, which includes interest and other income, and an operating margin of 19%.

Investment, Risk & Reinsurance

For the quarter, the Investment, Risk & Reinsurance (“IRR”) segment had commissions and fees of $502 million, an increase of 1% (5% constant currency increase and 5% organic increase) from $498 million in the prior-year first quarter.  Wholesale, Investment, Risk Consulting and Software, Max Mathiessen and Reinsurance all posted notable revenue growth, primarily as a result of strong sales and increased performance fees and timing.  Portfolio Underwriting Services and WTW Securities (formerly Capital Markets) performances slightly offset the revenue growth for the segment.  The IRR segment had total revenues of $507 million, which includes interest and other income, and an operating margin of 44%.  IRR experiences a seasonally high operating margin in the first quarter, primarily driven by the timing of revenue in reinsurance.

Exchange Solutions

For the quarter, the Exchange Solutions segment had commissions and fees of $179 million, an increase of 10% (10% constant currency increase and 10% organic increase) from $163 million in the prior-year first quarter. Retiree and Access Exchanges revenues increased by 6% and Active Exchanges revenue growth was 24%, primarily as a result of the 2017 annual enrollment season. Technology and Administration Solutions had strong revenue growth as well, as a result of obtaining new clients and experiencing a higher level of project activity. The Exchange Solutions segment had total revenues of $179 million and an operating margin of 21%.

Reconciliation of Segment Operating Income to Income from Operations before Income Taxes and Interest in Earnings of Associates

For the first quarters of 2017 and 2016, the Company recorded expenses that are excluded from our segment operating income. The following table represents the difference.

(In millions of U.S. dollars)	Three Months Ended March 31,
	2017	2016
Segment Operating Income	$731	$665
Fair value adjustment for deferred revenue	-	(32)
Amortization	(151)	(161)
Restructuring costs	(27)	(25)
Merger-related integration expenses	(40)	(52)
Provision for the Stanford litigation	-	(50)
Unallocated, net(i)	(50)	(19)
Income from operations	463	326
Interest expense	46	46
Other expense, net	20	18
Income from operations before income taxes and interest in earnings of associates	$397	$262

(i)Includes certain costs, primarily those related to corporate functions which are not directly related to the segments, and differences between budgeted expenses determined at the beginning of the year and actual expenses that we report for U.S. GAAP purposes.

Outlook for 2017

For 2017, the Company continues to expect constant currency revenue growth between 2% and 3% and Adjusted Diluted Earnings per Share in the range of $8.40 to $8.55.

Conference Call

The Company will host a live webcast and conference call to discuss the financial results for the first quarter of 2017. It will be held on Thursday, May 4, 2017, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.willistowerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay of the call will also be available for 24 hours at 404-537-3406, conference ID 100113029.

About Willis Towers Watson

Willis Towers Watson (NASDAQ:WLTW ) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has more than 41,000 employees and services clients in more than 140 countries and territories. We design and deliver solutions that manage risk, optimize benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas — the dynamic formula that drives business performance. Together, we unlock potential. Learn more at willistowerswatson.com.

Willis Towers Watson Non-GAAP Measures

In order to assist readers of our condensed consolidated financial statements in understanding the core operating results that Willis Towers Watson’s management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Adjusted Revenues, (2) Constant Currency Change, (3) Organic Change, (4) Adjusted Operating Income, (5) Adjusted EBITDA, (6) Adjusted Net Income, (7) Adjusted Diluted Earnings Per Share, (8) Adjusted Income Before Taxes, (9) Adjusted Income Taxes/Rate and (10) Free Cash Flow. The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results.

Within these measures, we have adjusted for significant items which will not be settled in cash, or which we believe to be items that are not core to our current or future operations. These items include the following:

  Restructuring costs and integration expenses - Management believes it is appropriate to adjust for restructuring costs and integration expenses when they relate to a specific significant program with a defined set of activities and costs that are not expected to continue beyond a defined period of time. We believe the adjustment is necessary to present how the Company is performing, both now and in the future when these programs will have concluded.

  Fair value adjustment to deferred revenue – Adjustment in 2016 to normalize for the deferred revenue written down as part of the purchase accounting for the Merger.

  Gains and losses on disposals of operations - Adjustment to remove the results of disposed operations.

  Provision for Stanford litigation - The 2016 provision for the Stanford litigation matter, which we consider to be a non-ordinary course litigation matter.

  Tax effects of internal reorganization - Relates to the U.S. income tax expense resulting from the completion of an internal reorganization of the ownership of certain businesses that reduced the investments held by our U.S.-controlled subsidiaries.

Willis Towers Watson evaluates revenue on an as reported, adjusted, constant currency and organic basis. Willis Towers Watson believes providing adjusted, constant currency and organic information provides valuable supplemental information regarding our comparable results, consistent with how Willis Towers Watson evaluates its performance internally.

Willis Towers Watson considers Adjusted Revenues, Constant Currency Change, Organic Change, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Income before taxes, Adjusted Income Taxes/Rate and Free Cash Flow to be important financial measures, which are used to internally evaluate and assess our core operations and to benchmark our operating and liquidity results against our competitors. These non-GAAP measures are important in illustrating what Willis Towers Watson’s comparable operating and liquidity results would have been had Willis Towers Watson not incurred transaction-related and non-recurring items. Willis Towers Watson’s non-GAAP measures and their accompanying definitions are presented as follows:

Adjusted Revenues – presents relevant period-over-period comparisons of revenues by excluding the impact of purchase accounting rules and is defined as: Total Revenues adjusted for the fair value adjustment for deferred revenues that would otherwise have been recognized but for the purchase accounting treatment of these transactions. U.S. GAAP accounting requires the elimination of this revenue.
Constant Currency Change – represents the year over year change in revenues excluding the impact of foreign currency fluctuations. To calculate this impact, the prior year local currency results are first translated using the current year monthly average exchange rates. The change is calculated by comparing the prior year revenues, translated at the current year monthly average exchange rates, to the current year as reported revenues, for the same period. We believe constant currency measures provide useful information to investors because they provide transparency to performance by excluding the effect that foreign currency exchange rate fluctuations have on period-over-period comparability given volatility in foreign currency exchange markets.
Organic Change – excludes both the impact of fluctuations in foreign currency exchange rates, as described above, as well as the period-over-period impact of acquisitions and divestitures. We believe that excluding transaction-related items from our U.S. GAAP financial measures provides useful supplemental information to our investors, and it is important in illustrating what our core operating results would have been had we not incurred these transaction-related items, since the nature, size and number of these translation-related items can vary from period to period.
Adjusted Operating Income – Income from Operations adjusted for amortization, restructuring costs, integration expenses, the fair value adjustment for deferred revenue and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results.
Adjusted EBITDA – Net Income adjusted for provision for income taxes, interest expense, depreciation and amortization, restructuring costs, integration expenses, the fair value adjustment for deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results.
Adjusted Net Income – Net Income Attributable to Willis Towers Watson adjusted for amortization, restructuring costs, integration expenses, the fair value adjustment of deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results and the related tax effect of those adjustments. This measure is used solely for the purpose of calculating adjusted diluted earnings per share.
Adjusted Diluted Earnings Per Share – Adjusted Net Income divided by the weighted average shares of common stock, diluted.
Adjusted Income before taxes – Income from operations before income taxes and interest in earnings of associates adjusted for amortization, restructuring costs, integration expenses, the fair value adjustment of deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted income before taxes is used solely for the purpose of calculating the adjusted income tax rate.
Adjusted Income Taxes/Rate – Provision for income taxes adjusted for taxes on certain items of amortization, restructuring costs, integration expenses, the fair value adjustment for deferred revenue, gain on disposal of operations, tax effects of internal reorganization and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted income taxes is used solely for the purpose of calculating the Adjusted Income Tax Rate.
Free Cash Flow – Cash Flows from Operating Activities less cash used to purchase fixed assets and software for internal use. Free Cash Flow is a liquidity measure and is not meant to represent residual cash flow available for discretionary expenditures.

These non-GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our condensed consolidated financial statements.

Reconciliations of these measures are included in the accompanying tables with the following exception.

The Company does not reconcile its forward looking non-GAAP financial measures to the corresponding U.S. GAAP measures (including the information under “Outlook for 2017” above), due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible, not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Willis Towers Watson Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the business combination transaction involving Towers Watson and Willis, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained herein, including the following: the ability of the company to successfully integrate the Towers Watson, Gras Savoye and Willis businesses, operations and employees, and realize anticipated growth, synergies and cost savings; the potential impact of the Willis Towers Watson merger on relationships, including with employees, suppliers, clients and competitors; the possibility that the anticipated benefits from the merger cannot be fully realized or may take longer to realize than expected; the ability of the company to successfully establish and achieve its global business strategy; changes in demand for our services, including any decline in defined benefit pension plans or the purchasing of insurance; changes in general economic, business and political conditions, including changes in the financial markets; significant competition that the company faces and the potential for loss of market share and/or profitability; expectations, intentions and outcomes relating to outstanding litigation; the risk the Stanford litigation settlement will not be approved, the risk that the Stanford bar order may be challenged in other jurisdictions, and the risk that the charge related to the Stanford settlement may not be deductible; the risk of material adverse outcomes on existing litigation or investigation matters; any changes in the regulatory environment in which the company operates; the ability to successfully manage ongoing organizational changes; compliance with extensive government regulation; the company’s ability to make divestitures or acquisitions and its ability to integrate or manage such acquired businesses; the risk that the company may not be able to repurchase the intended number of outstanding shares due to M&A activity or investment opportunities, market or business conditions, or other factors; the diversion of time and attention of the company's management team while the merger and other acquisitions are being integrated; doing business internationally, including the impact of exchange rates; the potential impact of the UK government triggering Article 50 of the Treaty of Lisbon and giving formal notice of the UK’s intention to withdraw from membership in the European Union; the federal income tax consequences of the merger and the enactment of additional, or the revision of existing, state, federal, and/or foreign regulatory and tax laws and regulations, including changes in tax rates; the company’s capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each; the ability of the company to obtain financing on favorable terms or at all; adverse changes in the credit ratings of the company; various claims, government inquiries or investigations or the potential for regulatory action; failure to protect client data or breaches of information systems; reputational damage; disasters or business continuity problems; fluctuation in revenues against the company’s relatively fixed expenses; technological change; the inability to protect intellectual property rights, or the potential infringement upon the intellectual property rights of others; fluctuations in the company’s pension liabilities; loss of, failure to maintain, or dependence on certain relationships with insurance carriers; changes and developments in the United States healthcare system; reliance on third-party services; the company's holding company structure could prevent it from being able to receive dividends or other distributions in needed amounts from our subsidiaries; and changes in accounting estimates and assumptions. These factors also include those described under “Risk Factors” in the company’s most recent 10-K filing with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against relying on these forward-looking statements.

WILLIS TOWERS WATSON
Supplemental Segment Information
(In millions of U.S. dollars)
(Unaudited)

Segment revenue and operating income for the three months ended March 31, 2016 both include revenue that was deferred at the time of the Merger, and eliminated due to purchase accounting. The impact of the elimination from purchase accounting (which is the reduction to 2016 consolidated revenue and operating income) has been included in the reconciliation to our consolidated results in order to provide the actual revenues the segments would have recognized on an unadjusted basis.

Since the second quarter of 2016, we have operated with four segments: Human Capital & Benefits; Corporate Risk & Broking; Investment, Risk & Reinsurance; and Exchange Solutions. Beginning in 2017, we made certain changes to our segments, as reported on Form 8-K filed with the SEC on April 7, 2017, to better align our business. Prior period segment results have been restated to conform to the current segment reporting structure.

SEGMENT REVENUE
Commissions and Fees
				Components of Revenue Change(i)
	Three Months ended March 31,		As Reported	Currency	Constant Currency	Acquisitions	Organic
	2017	2016	Change	Impact	Change	Divestitures	Change

Human Capital & Benefits	$951	$926	3%	(2)%	5%	0%	5%
Corporate Risk & Broking	650	641	1%	(2)%	3%	0%	3%
Investment, Risk & Reinsurance	502	498	1%	(4)%	5%	0%	5%
Exchange Solutions	179	163	10%	0%	10%	0%	10%
Commissions and Fees	$2,282	$2,228	2%	(2)%	5%	0%	5%

(i) Components of revenue change may not add due to rounding

Total Segment Revenues
	Three Months ended March 31,
	2017	2016

Human Capital & Benefits	$955	$930
Corporate Risk & Broking	655	647
Investment, Risk & Reinsurance	507	502
Exchange Solutions	179	163
Total Segment Revenues	$2,296	$2,242

Reconciliation of Total Segment Revenues to Total Revenues

	Three Months ended March 31,
	2017	2016

Total Segment Revenues	$2,296	$2,242
Fair value adjustment for deferred revenue	-	(32)
Reimbursable expenses and other	23	24
Total Revenues	$2,319	$2,234

The components of the change in Total Revenues and Adjusted Revenues generated for the three months ended March 31, 2017 and 2016 are as follows:
				Components of Revenue Change(i)
	Three Months ended March 31,		As Reported	Currency	Constant Currency	Acquisitions	Organic
	2017	2016	Change	Impact	Change	Divestitures	Change

Total Revenues	$2,319	$2,234	4%	(2)%	6%	0%	6%
Fair value adjustment for deferred revenue	-	32
Adjusted Revenues	$2,319	$2,266	2%	(2)%	5%	0%	5%

(i) Components of revenue change may not add due to rounding

SEGMENT OPERATING INCOME(i)
	Three Months ended March 31,
	2017	2016

Human Capital & Benefits	$349	$313
Corporate Risk & Broking	122	110
Investment, Risk & Reinsurance	222	199
Exchange Solutions	38	43
Segment Operating Income	$731	$665

(i)Segment operating income excludes certain costs, including amortization of intangibles, restructuring costs, certain integration expenses, certain litigation provisions and to the extent that the actual expense based upon which allocations are made differs from the forecast/budget amount, a reconciling item will be created between internally allocated expenses and the actual expense reported for US GAAP purposes.

Reconciliation of Segment Operating Income to Income from operations before income taxes and interest in earnings of associates

	Three Months ended March 31,
	2017	2016

Segment Operating Income	$731	$665
Fair value adjustment for deferred revenue	-	(32)
Amortization	(151)	(161)
Restructuring costs	(27)	(25)
Merger-related integration expenses	(40)	(52)
Provision for the Stanford litigation	-	(50)
Unallocated, net(i)	(50)	(19)
Income from Operations	463	326
Interest expense	46	46
Other expense, net	20	18
Income from operations before income taxes and interest in earnings of associates	$397	$262

(i)Includes certain costs, primarily those related to corporate functions which are not directly related to the segments, and differences between budgeted expenses determined at the beginning of the year and actual expenses that we report for U.S. GAAP purposes.

WILLIS TOWERS WATSON
Reconciliation of Non-GAAP Measures
(In millions of U.S. dollars, except per share data)
(Unaudited)

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON TO ADJUSTED DILUTED EARNINGS PER SHARE
	Three Months Ended March 31,
	2017		2016

Net Income attributable to Willis Towers Watson	$344		$238
Adjusted for certain items(i):
Amortization	151		161
Restructuring costs	27		25
Integration expenses	40		52
Provision for the Stanford litigation	-		50
Fair value adjustment for deferred revenue	-		32
Gain on disposal of operations	-		(1)
Tax effect on certain items listed above(ii)	(69)		(93)
Tax effects of internal reorganization	19		-
Adjusted Net Income	$512		$464

Weighted average shares of common stock, diluted	138		136

Diluted Earnings Per Share	$2.50		$1.75
Adjusted for certain items(i):
Amortization	1.09		1.18
Restructuring costs	0.19		0.18
Integration expenses	0.29		0.38
Provision for the Stanford litigation	-		0.37
Fair value adjustment for deferred revenue	-		0.24
Gain on disposal of operations	-		(0.01)
Tax effect on certain items listed above(ii)	(0.50)		(0.68)
Tax effects of internal reorganization	0.14		-
Adjusted Diluted Earnings Per Share	$3.71		$3.41

(i)In the second quarter of 2016, Willis Towers Watson changed the manner in which adjusted items are presented in the reconciliation of adjusted net income. This change resulted in adjusted items being presented on a pretax basis and the related tax impacts on adjusted items being aggregated into a separate line item. The adjusted items for the prior period presented were conformed to the current period presentation.
(ii)The tax effect was calculated using an effective tax rate for each item.

RECONCILIATION OF TOTAL REVENUES TO ADJUSTED REVENUES

	Three Months Ended March 31,
	2017		2016

Total Revenues	$2,319		$2,234
Fair value adjustment for deferred revenue	-		32
Adjusted Revenues	$2,319		$2,266

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended March 31,
	2017		2016

Net Income	$352	15.2%	$245	11.0%
Provision for income taxes	46		18
Interest expense	46		46
Depreciation	46		43
Amortization	151		161
Restructuring costs	27		25
Integration expenses	40		52
Provision for the Stanford litigation	-		50
Fair value adjustment for deferred revenue	-		32
Gain on disposal of operations	-		(1)
Adjusted EBITDA and Adjusted EBITDA Margin	$708	30.5%	$671	29.6%

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED OPERATING INCOME

	Three Months Ended March 31,
	2017		2016

Income from operations	$463	20.0%	$326	14.6%
Adjusted for certain items:
Amortization	151		161
Restructuring costs	27		25
Integration expenses	40		52
Provision for the Stanford litigation	-		50
Fair value adjustment for deferred revenue	-		32
Adjusted operating income	$681	29.4%	$646	28.5%

RECONCILIATION OF GAAP INCOME TAXES/RATE TO ADJUSTED INCOME TAXES/RATE

	Three Months Ended March 31,		Three Months Ended March 31,
	2017		2016
Income from operations before income taxes and interest in earnings of associates	$397		$262

Adjusted for certain items:
Amortization	151		161
Restructuring costs	27		25
Integration expenses	40		52
Provision for the Stanford litigation	-		50
Fair value adjustment for deferred revenue	-		32
Gain on disposal of operations	-		(1)
Adjusted income before taxes	$615		$581

Provision for income taxes	$46		$18
Tax effect on certain items listed above(i)	69		94
Tax effects of internal reorganization	(19)		-
Adjusted income taxes	$96		$112

GAAP tax rate	11.6%		6.9%
Adjusted tax rate	15.6%		19.3%

(i)The tax effect was calculated using an effective tax rate for each item.

RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended March 31,		Three Months Ended March 31,
	2017		2016
Cash flows from operating activities	$95		$119
Less: Additions to fixed assets and software for internal use	(62)		(48)
Free Cash Flow	$33		$71

WILLIS TOWERS WATSON
Condensed Consolidated Statements of Comprehensive Income
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016

Revenues
Commissions and fees	$2,303	$2,219
Interest and other income	16	15
Total revenues	2,319	2,234

Costs of providing services
Salaries and benefits	1,191	1,196
Other operating expenses	401	431
Depreciation	46	43
Amortization	151	161
Restructuring costs	27	25
Integration expenses	40	52
Total costs of providing services	1,856	1,908

Income from operations	463	326

Interest expense	46	46
Other expense, net	20	18

INCOME FROM OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	397	262

Provision for income taxes	46	18

INCOME FROM OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	351	244

Interest in earnings of associates, net of tax	1	1

NET INCOME	352	245

Income attributable to noncontrolling interests	(8)	(7)

NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$344	$238

Earnings per share
Basic earnings per share	$2.51	$1.76
Diluted earnings per share	$2.50	$1.75

Weighted average shares of common stock, basic	137	135
Weighted average shares of common stock, diluted	138	136

Cash dividends declared per share	$0.53	$0.48

Comprehensive income before noncontrolling interests	$331	$231
Comprehensive income attributable to noncontrolling interests	(11)	(9)
Comprehensive income attributable to Willis Towers Watson	$320	$222

WILLIS TOWERS WATSON
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)
	March 31,	December 31,
	2017	2016

ASSETS
Cash and cash equivalents	$901	$870
Fiduciary assets	12,266	10,505
Accounts receivable, net	2,307	2,080
Prepaid and other current assets	321	337
Total current assets	15,795	13,792

Fixed assets, net	863	839
Goodwill	10,442	10,413
Other intangible assets, net	4,245	4,368
Pension benefits assets	536	488
Other non-current assets	351	353
Total non-current assets	16,437	16,461
TOTAL ASSETS	$32,232	$30,253

LIABILITIES AND EQUITY
Fiduciary liabilities	$12,266	$10,505
Deferred revenue and accrued expenses	1,203	1,481
Short-term debt and current portion of long-term debt	120	508
Other current liabilities	996	876
Total current liabilities	14,585	13,370

Long-term debt	3,975	3,357
Liability for pension benefits	1,286	1,321
Deferred tax liabilities	799	864
Provision for liabilities	618	575
Other non-current liabilities	512	532
Total non-current liabilities	7,190	6,649
TOTAL LIABILITIES	21,775	20,019

COMMITMENTS AND CONTINGENCIES

REDEEMABLE NONCONTROLLING INTEREST	53	51

EQUITY(i)

Additional paid-in capital	10,628	10,596
Retained earnings	1,561	1,452
Accumulated other comprehensive loss, net of tax	(1,908)	(1,884)
Treasury shares, at cost, 17,519 shares in 2017 and 795,816 shares in 2016, and 40,000 shares, €1 nominal value, in 2017 and 2016	(3)	(99)
Total Willis Towers Watson shareholders' equity	10,278	10,065
Noncontrolling interests	126	118
Total Equity	10,404	10,183

TOTAL LIABILITIES AND EQUITY	$32,232	$30,253

(i)Equity includes (a) Ordinary shares $0.000304635 nominal value; Authorized 1,510,003,775; Issued 135,432,801 (2017) and 137,075,068 (2016); Outstanding 135,432,801 (2017) and 136,296,771 (2016) and (b) Ordinary shares, €1 nominal value; Authorized and Issued 40,000 shares in 2017 and 2016 (c) Preference shares, $0.000115 nominal value; Authorized 1,000,000,000 and Issued none in 2017 and 2016.

WILLIS TOWERS WATSON
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)
	Three Months Ended March 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME	$352	$245
Adjustments to reconcile net income to total net cash from operating activities:
Depreciation	52	43
Amortization	151	161
Net periodic benefit of defined benefit pension plans	(31)	(23)
Provision for doubtful receivables from clients	9	13
Benefit from deferred income taxes	(74)	(70)
Share-based compensation	14	35
Non-cash foreign exchange (gain)/loss	(11)	5
Other, net	9	—
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Accounts receivable	(253)	(161)
Fiduciary assets	(1,657)	(1,379)
Fiduciary liabilities	1,657	1,379
Other assets	(62)	(118)
Other liabilities	(109)	(80)
Movement on provisions	48	69
Net cash from operating activities	95	119

CASH FLOWS (USED IN)/FROM INVESTING ACTIVITIES
Additions to fixed assets and software for internal use	(62)	(48)
Capitalized software costs	(15)	(18)
Acquisitions of operations, net of cash acquired	(12)	469
Other, net	7	14
Net cash (used in)/from investing activities	(82)	417

CASH FLOWS FROM/(USED IN) FINANCING ACTIVITIES
Net borrowings/(payments) on revolving credit facility	826	(338)
Senior notes issued	—	997
Proceeds from issue of other debt	32	400
Debt issuance costs	(3)	—
Repayments of debt	(636)	(1,181)
Repurchase of shares	(156)	—
Proceeds from issuance of shares	20	11
Cash paid for employee taxes on withholding shares	(3)	(1)
Dividends paid	(65)	—
Acquisitions of and dividends paid to noncontrolling interests	(1)	(4)
Net cash from/(used in) financing activities	14	(116)

INCREASE IN CASH AND CASH EQUIVALENTS	27	420
Effect of exchange rate changes on cash and cash equivalents	4	2
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	870	532
CASH AND CASH EQUIVALENTS, END OF PERIOD	$901	$954

Contact

INVESTORS
Aida Sukys | +1 703 258 8033 | aida.sukys@willistowerswatson.com